Exhibit 8.1

February 1, 2010

Sunoco Logistics Partners L.P.

Sunoco Logistics Partners Operations L.P.

1818 Market Street, Suite 1500

Philadelphia, Pennsylvania 19103

RE: SUNOCO LOGISTICS PARTNERS, L.P.; REGISTRATION STATEMENT ON FORM S-3ASR

Ladies and Gentlemen:

We have acted as counsel to Sunoco Logistics Partners L.P. (the “Partnership”), a Delaware limited partnership, and Sunoco Logistics Partners Operations L.P. (the “Operating Partnership”), a Delaware limited partnership, with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof and to which this opinion is an exhibit. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, of:

(1) by the Partnership of common units representing limited partner interests in the Partnership (“Units”);

(2) by selling unitholders from time to time of Units; and

(3) by the Operating Partnership of unsecured debt securities, which may either be senior or subordinated to other outstanding indebtedness of the Partnership and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness, and which will be fully and unconditionally guaranteed by the Partnership, as Guarantor.

In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material Tax Consequences” in the Registration Statement.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date hereof, qualified by the limitations contained in the Discussion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal” therein. This consent does not, however, constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.